Exhibit 99.1

Lucira Health Announces First Quarter 2021 Financial Results

May 13, 2021

EMERYVILLE, Calif, May 13, 2021 (GLOBE NEWSWIRE) -- Lucira Health, Inc. ("Lucira Health," "Lucira" or the "Company") (NASDAQ: LHDX), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today reported financial results for the first quarter ended March 31, 2021.

Recent Highlights

Received second FDA EUA Authorization for over-the-counter ("OTC") use of the LUCIRA CHECK IT COVID-19 Test Kit, which does not require a physician's prescription

Formed strategic partnership with the Golden State Warriors to launch a testing program that supported safe reopening of the Chase Center

Commenced relationship with Amazon for online sale of the OTC LUCIRA CHECK IT Test Kit

Established international presence with Health Canada's authorization with conditions for the LUCIRA CHECK IT Test Kit Opened Dominican Republic manufacturing facility at Jabil, allowing for increased production capacity

Completed initial public offering of approximately 10.35 million shares, raising approximately $176.0 million in gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses

"We are excited about the momentum that we have generated during the first quarter of 2021," said Erik Engelson, President and Chief Executive Officer of Lucira Health. "Not only did we complete a successful IPO, but the developments made with our COVID-19 test kit this quarter are testaments to the quality technology platform we have created. Our platform was adapted into a COVID-19 test kit that has received OTC authorization in the U.S. and Canada and has started aiding in testing programs that enable safe reopening. We plan to build off our quarter of strong development to gain market share and accelerate revenue growth."

First Quarter 2021 Financial Results

The first quarter of 2021 represented our first full quarter of commercial activity.

Net Revenue was $4.5 million for the first quarter of 2021. Net revenue was primarily driven by sales to healthcare networks and physicians through our point of care and prescription at home EUA authorization from the FDA.

GAAP Gross Loss was $0.9 million for the first quarter of 2021 or negative 19% of revenue. Non-GAAP gross loss and negative margin were $0.7 million and 16%, respectively. Our gross loss and negative margin were primarily due to manufacturing capacity that has been established for anticipated commercial growth.

GAAP Operating Expenses were $12.4 million in the first quarter of 2021, compared to $3.4 million in the same period in 2020. Non-GAAP operating expenses were $11.8 million in the first quarter of 2021, compared to $3.2 million in the same period of 2020. The increase is primarily related to increased headcount and third-party services to facilitate commercial launch, new product development, clinical studies, and public company compliance.

GAAP Net Loss was $13.3 million in the first quarter of 2021, compared to $1.7 million in the same period in 2020. Non-GAAP net loss was $12.3 million for the first quarter of 2021, compared to a non-GAAP net loss of $1.6 million for the same period in 2020.

Cash Balance as of March 31, 2021 was $189.8 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, May 13, 2021, at 4:30 PM ET.

To participate in the call, please dial (833) 562-0151 (domestic) or (661) 567-1232 (international) and provide conference ID 3562914. The live webcast will be available on the Investor Relations section of Lucira's website.

About Lucira Health

Lucira Health is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira's testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable and on-the-spot molecular tests results anywhere and anytime. The LUCIRA CHECK IT COVID-19 Test Kits (OTC) and LUCIRA COVID-19 All-In-One Test Kits (Rx) are designed to provide a clinically relevant COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company's condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), management has disclosed certain non-GAAP financial measures for the Company's statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance because Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross loss, operating expenses and net loss. Non-GAAP adjustments include stock-based compensation, depreciation and amortization and non-cash interest and other expense. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. We have provided at the end of this press release, following the accompanying financial data, reconciliations of our non-GAAP measures to their most directly comparable GAAP measures. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company's business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company's non-GAAP gross loss, operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options and restricted stock units. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP gross loss, operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net loss measure.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of Lucira's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, without limitation, our expectations around production capacity and our plans to gain market share and accelerate revenue growth. Important factors that could cause actual results to differ materially include: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Media Relations

Kevin Knight media@lucirahealth.com 206-451-4823

Investor Relations

Greg Chodaczek investorrelations@lucirahealth.com 347-620-7010

LUCIRA HEALTH, INC.
CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
		(See Note 1)
Assets
Current assets:
Cash	$189,813	$58,212
Accounts receivable, net	531	293
Inventory	17,469	4,865
Grant income receivable	202	183
Prepaid expenses	8,902	3,496
Other current assets	2,632	844
Restricted cash equivalents	2,338	2,338
Total current assets	221,887	70,231
Property and equipment, net	26,358	19,408
Operating lease right-of-use assets	664	748
Other assets	47	2,316
Total assets	$248,956	$92,703
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,028	$3,981
Accrued liabilities	7,295	4,445
Operating lease liabilities, current	434	431
Total current liabilities	17,757	8,857
Convertible notes payable	—	24,694
Operating lease liabilities, net of current portion	287	380
Total liabilities	18,044	33,931
Commitments and contingencies (Note 5)
Redeemable convertible preferred stock $0.001 par value; 0 and 103,355,827 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 0 and 23,978,747 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 as of March 31, 2021	—	121,080
Stockholders’ equity (deficit):
Preferred stock $0.001 par value; 10,000,000 and 0 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 and 150,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 38,550,148 and 2,712,694 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	39	3
Additional paid-in capital	307,903	1,403
Accumulated deficit	(77,030)	(63,714)
Total stockholders’ equity (deficit)	230,912	(62,308)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$248,956	$92,703

(1) The balance sheet as of December 31, 2020 is derived from the audited financial statements as of that date

LUCIRA HEALTH, INC.
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Net sales	$4,516	$—
Cost of products sold	5,368	—
Gross loss	(852)	—
Operating expenses:
Research and development	6,283	2,741
Selling, general and administrative	6,099	628
Total operating expenses	12,382	3,369
Loss from operations	(13,234)	(3,369)
Other income (expense), net:
Grant income	202	1,642
Interest expense	(3)	—
Remeasurement of derivative liabilities and convertible notes	(281)	—
Total other income (expense), net	(82)	1,642
Net loss	$(13,316)	$(1,727)
Net loss per share of common stock, basic and diluted	$(0.58)	$(0.76)
Weighted-average number of shares used in net loss per share of common stock, basic and diluted	22,892,932	2,258,236

	Three Months Ended March 31,
	2021	2020
Reconciliation of GAAP to non-GAAP Gross Loss:
GAAP Gross Loss	$(852)	$—
Add: Stock-based compensation expense	61	—
Add: Depreciation and amortization	66	—
Non-GAAP Gross loss	$(725)	$—

	Three Months Ended March 31,
	2021	2020
Reconciliation of GAAP to non-GAAP Operating expenses:
GAAP Operating expenses	$12,382	$3,369
Less: Stock-based compensation expense	(466)	(58)
Less: Depreciation and amortization	(139)	(71)
Non-GAAP Operating expenses	$11,777	$3,240

	Three Months Ended March 31,
	2021	2020
Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(13,316)	$(1,727)
Add: Stock-based compensation expense	527	58
Add: Depreciation and amortization	205	71
Add: Non-cash interest and other expense	284	—
Non-GAAP Net loss	$(12,300)	$(1,598)